Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Diversified Investors Funds
Group II and Shareholders of the Short Horizon Strategic
Allocation Fund, Short Intermediate Horizon
Strategic Allocation Fund, Intermediate
Horizon Strategic Allocation Fund, Intermediate
Long Horizon Strategic
Allocation Fund and Long Horizon Strategic
Allocation Fund:


In planning and performing our audits of the financial statements of Short Horizon Strategic Allocation Fund,
Short Intermediate Horizon Strategic Allocation Fund,
Intermediate Horizon Strategic Allocation Fund,
Intermediate Long Horizon Strategic Allocation Fund, and Long Horizon Strategic Allocation Fund (collectively the
Funds five of the funds constituting the Diversified
Investors Funds Group II)
as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we consideredthe Funds internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control over
financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections
of any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of
a control does not allow management or
employees, in the
normal course
of performing their assigned functions,
to prevent or detect
misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However,
we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2005.

This report is intended solely for the
information
and use of management, Board of Trustees, and
Shareholders and the Securities and Exchange
Commission
and is not intended to be and
should not be used by anyone
other than these specified parties.




February 21, 2006